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                                                                Exhibit 21.1


                                 SUBSIDIARIES

                                      OF

                           IFS INTERNATIONAL, INC.,

                            A DELAWARE CORPORATION


                                                    State or Other
                                                    Jurisdiction of
Name of Subsidiary                                  Incorporation
------------------                                  ----------------

IFS International, Inc.                             New York

IFS International, Inc. (S) PTE                     Singapore